EXHIBIT 23.1

Peter Messineo
Certified Public Accountant
1982 Otter Way Palm Harbor FL 34685
peter@pm-cpa.com
T   727.421.6268   F   727.674.0511

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form 10 is a part, of the report dated May 9 , 2011 relative to the financial statements of Kingly Chateau Corporation, as of April 30, 2011 and for the period March 28, 2011(date of inception) through April 30, 2011.

/s/ Peter Messineo, CPA
Peter Messineo, CPA
Palm Harbor Florida

June 21, 2011